UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 2, 2005

Glowpoint, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of Principal Executive Officers) (Zip Code)

(973) 282-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since past report)

Item 4.01.   Changes in Registrant’s Certifying Accountant.

     On June 2, 2005, Glowpoint, Inc. (the “Company”) dismissed the firm of BDO Seidman, LLP ("BDO Seidman") as its independent registered public accounting firm. The Company has recently relocated its accounting and finance department from its office in New Hampshire to its corporate headquarters in New Jersey, rendering it difficult for BDO Seidman, which had serviced the Company from its Boston, Massachusetts office, to continue its work for the Company. The Company determined it would be best to retain an auditing firm which could service the Company from the metropolitan New York City area. The Audit Committee of the Company’s Board of Directors recommended and authorized the decision to change its independent registered public accounting firm.

     The reports of BDO Seidman on the Company's financial statements for the fiscal years ended 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with BDO Seidman for the fiscal years ended 2003 or 2004 or for the interim periods subsequent to December 31, 2004, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused them to make reference thereto in their reports on the financial statements for such periods.

     BDO Seidman has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Report on Form 8-K.

     The Company engaged the accounting firm of Eisner LLP ("Eisner") as its new independent accountants as of June 2, 2005. During the fiscal years ended 2003 and 2004 and the interim periods subsequent to December 31, 2004, the Company did not consult with Eisner on the application of accounting principles to a specified transaction, either completed or proposed; on the type of audit opinion that might be rendered on the Company's financial statements; or on any matter that was the subject of a disagreement with BDO Seidman or a reportable event. During the fiscal years ended 2003 and 2004 and the interim periods subsequent to December 31, 2004, the Company did not receive either written or oral advice from Eisner that was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)      Financial Statements of Businesses Acquired.

                     Not applicable.

          (b)      Pro Forma financial Information.

                     Not applicable.

          (c)      Exhibits.

Exhibit No.	Description

16.1	Letter re Change in Certifying Accountant.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
Dated: June 6, 2005

/s/ Gerard E. Dorsey
Gerard E. Dorsey
Chief Financial Officer and Executive Vice President, Finance